UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 4, 2006 (September 28, 2006)
Date of Report (Date of earliest event reported)
TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
(Address of principal executive offices)
(972) 713-3700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
As disclosed in our prior public filings including our Quarterly Report on Form 10-Q for the period ended June 30, 2006, on September 9, 2005, Affiliated Computer Services, Inc. (“ACS”) filed litigation in Dallas County, Texas against Tyler Technologies alleging that we breached the non-competition and non-solicitation covenants set forth in the Stock Purchase Agreement dated December 29, 2000 between ACS and us pursuant to which we sold to ACS for cash all of the issued and outstanding capital stock of Business Resources Corporation, which comprised a significant portion of our then existing property records business. We denied all allegations contained in the lawsuit and filed counterclaims against ACS, including claims for business disparagement and defamation. On September 28, 2006, we entered into a settlement agreement with ACS in which ACS agreed to dismiss and release all claims against us in exchange for our release and dismissal of all claims against ACS. No other consideration was exchanged by ACS or us.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.
Date: October 4, 2006	By:	/s/ Brian K. Miller
Brian K. Miller
Senior Vice President and Chief Financial Officer (principal financial officer)